Exhibit 99.1

Traws Pharma, Inc. Announces Special Shareholders Meeting Results

Three proposals, including a reverse stock split, were submitted and approved

Traws Board subsequently approved a 1-for-25 reverse stock split

Traws’ shares expected to begin trading on a split-adjusted basis on September 23, 2024

NEWTOWN, PA, September 17, 2024 (GLOBE NEWSWIRE) – Traws Pharma, Inc. (Nasdaq: TRAW) (“Traws” or “the Company”), a clinical-stage biopharmaceutical company developing oral small molecule therapies for the treatment of respiratory viral diseases and cancer, today announced the results of the Company’s 2024 Special Meeting of Stockholders held on September 16, 2024.

At Traws’ 2024 Special Meeting of Stockholders on September 16, 2024, all of the matters put forward before the Company’s shareholders for consideration and approval, as set out in the Company’s definitive proxy statement dated August 8, 2024, were approved by the requisite number of votes cast at the meeting:

•	Authorization of the issuance of shares of the Company’s common stock upon conversion of the Company’s Series C Non-Voting Convertible Preferred Stock
•	Approval of an amendment to the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended, to increase Traws’ authorized shares of Common Stock from 125,000,000 shares to 250,000,000 shares
•	Approval of an amendment to Traws’ Certificate of Incorporation to combine outstanding shares of the Company’s Common Stock into a lesser number of outstanding shares, or a “Reverse Stock Split,” by a ratio of not less than one-for-fifteen and not more than one-for-twenty-five, with the exact ratio to be set within this range by Traws’ Board of Directors in its sole discretion.

Regarding the reverse split, following approval at the Special Shareholders Meeting, Traws’ Board of Directors subsequently approved a reverse stock split ratio of one-for-twenty-five, and the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation to effect the reverse stock split on September 16, 2024, which will be effective at the close of business on September 20, 2024. Beginning at the open of trading on September 23, 2024, Traws’ common stock will trade on the Nasdaq Capital Market on a split-adjusted basis.

Upon effectiveness of the reverse stock split, each twenty-five shares of Traws’ common stock, par value of $0.01 per share, issued and outstanding immediately prior to the effective time, automatically were reclassified, combined, converted and changed into one fully paid and non-assessable share of common stock, par value of $0.01 per share.

•	In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options, warrants, restricted stock units and convertible preferred stock entitling the holders to purchase shares of the Company’s common stock.

•	No fractional shares will be issued as a result of the reverse stock split. Instead, Traws’ stockholders who otherwise would have been entitled to a fraction of a share, will receive a full share of common stock. Fractional shares resulting from exercise of other common stock warrants and conversion of outstanding convertible preferred stock (if any) will be rounded in accordance with the terms of such securities.

•	The reverse stock split will decrease the number of common shares issued and outstanding from approximately 45,665,063 million shares to approximately 1,826,603 million shares. These approximate share amounts include the shares of common stock that are issued upon conversion of the Company’s Series C Non-Voting Convertible Preferred Stock that will occur on September 19, 2024.

Traws’ transfer agent, EQ Shareowner Services, will provide instructions to stockholders of record regarding the process for exchanging share certificates and all book-entry or other electronic positions representing issued and outstanding shares of Traws common stock will be automatically adjusted.

Traws’ common stock will continue to trade on the Nasdaq Capital Market under the trading symbol “TRAW.” The new CUSIP number for the common stock following the reverse stock split is 68232V 884.

About Traws Pharma, Inc.

Traws Pharma is a clinical stage biopharmaceutical company developing oral small molecule therapies for the treatment of respiratory viral diseases and cancer. The viral respiratory disease program includes two potentially best-in-class oral small molecules in Phase 1 studies: tivoxavir marboxil, a novel oral antiviral drug candidate for influenza and avian flu, targeting the influenza cap-dependent endonuclease, and ratutrelvir, targeting Mpro (3CL protease) for COVID19.

In the cancer program, Traws is utilizing a partnering strategy, supported by investigator sponsored studies, to advance the oncology program which includes the novel proprietary multi-kinase CDK4-plus inhibitor, narazaciclib, and the multi-kinase inhibitor targeting cell cycle proteins including PLK-1, rigosertib.

Traws is committed to delivering novel compounds for unmet medical needs using state-of-the-art drug development technology. With a focus on product safety and a commitment to patients in need or that are specifically vulnerable, we aim to build solutions for important medical challenges and alleviate the burden of viral infections and cancer.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties including statements regarding the Company, its business and product candidates and the implementation and timing of the reverse stock split. The Company has attempted to identify forward-looking statements by terminology including “believes”, “estimates”, “anticipates”, “expects”, “plans”, “intends”, “may”, “could”, “might”, “will”, “should”, “preliminary”, “encouraging”, “approximately” or other words that convey uncertainty of future events or outcomes. Although Traws believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the success and timing of Traws’ clinical trials, collaborations, merger integration, market conditions and those discussed under the heading “Risk Factors” in Traws’ filings with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Traws undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Traws Pharma Contact:

Mark Guerin
Traws Pharma, Inc.
267-759-3680

www.trawspharma.com

Investor Contact:

Bruce Mackle
LifeSci Advisors, LLC
646-889-1200
bmackle@lifesciadvisors.com